AMENDMENT NO. 2
TO
SECOND AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Aim Advisors, Inc., formerly known as A I M Advisors, Inc., a Delaware corporation, and AIM Growth Series, a Delaware statutory trust, is hereby amended as follows:
     WHEREAS, the parties desire to amend the Agreement to change the name of AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund and AIM Independence 2050 Fund to AIM Balanced-Risk Retirement Now Fund, AIM Balanced-Risk Retirement 2010 Fund, AIM Balanced-Risk Retirement 2020 Fund, AIM Balanced-Risk Retirement 2030 Fund, AIM Balanced-Risk Retirement 2040 Fund and AIM Balanced-Risk Retirement 2050 Fund, respectively;
     NOW, THEREFORE, the parties agree as follows:
     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
SECOND AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM GROWTH SERIES

Portfolios	Effective Date of Agreement
AIM Balanced-Risk Retirement Now Fund	January 31, 2007
AIM Balanced-Risk Retirement 2010 Fund	January 31, 2007
AIM Balanced-Risk Retirement 2020 Fund	January 31, 2007
AIM Balanced-Risk Retirement 2030 Fund	January 31, 2007
AIM Balanced-Risk Retirement 2040 Fund	January 31, 2007
AIM Balanced-Risk Retirement 2050 Fund	January 31, 2007
AIM Basic Value Fund	June 5, 2000
AIM Conservative Allocation Fund	April 30, 2004
AIM Global Equity Fund	November 4, 2003
AIM Growth Allocation Fund	April 30, 2004
AIM Income Allocation Fund	October 31, 2005
AIM International Allocation Fund	October 31, 2005
AIM Mid Cap Core Equity Fund	September 1, 2001
AIM Moderate Allocation Fund	April 30, 2004
AIM Moderate Growth Allocation Fund	April 29, 2005
AIM Moderately Conservative Allocation Fund	April 29, 2005
AIM Small Cap Growth Fund	September 11, 2000”

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: November 4, 2009

INVESCO AIM ADVISORS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

AIM GROWTH SERIES

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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